Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2008, relating to the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
San Francisco, California

October 31, 2008